Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.1 is attached. Unless the context otherwise requires, the “Company” refers to WM Technology, Inc. (f/k/a Silver Spike Acquisition Corp.) and its subsidiaries after the Closing, and Silver Spike Acquisition Corp. (“Silver Spike”) prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Silver Spike and Legacy WMH, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Silver Spike and the historical balance sheet of Legacy WMH on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2019, combine the historical statements of operations of Silver Spike and historical statements of operations of Legacy WMH for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

•	the Business Combination;

•	the Domestication; and

•
the issuance and sale of 32,500,000 shares of Class A Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $325.0 million in the PIPE subscription financing pursuant to the Subscription Agreements.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the historical audited financial statements of Silver Spike as of and for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus;

•	the historical audited financial statements of Legacy WMH as of and for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus;

•	the historical unaudited financial statements of Silver Spike as of and for the three months ended March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus;

•	the historical unaudited financial statements of Legacy WMH as of and for the three months ended March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus;

•
other information relating to Silver Spike and Legacy WMH contained in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to Silver Spike’s then-existing organizational documents, Silver Spike’s public shareholders were offered the opportunity to redeem, upon the Closing, shares of Class A ordinary shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the Proxy Statement/Prospectus). The unaudited condensed combined pro forma financial statements reflect actual redemptions of 10,012 shares of Class A ordinary shares at $10.17 per share.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Silver Spike is treated as the acquired company and Legacy WMH is treated as the acquirer for financial statement reporting purposes. Legacy WMH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy WMH Class A Unit holders, through their ownership of the Class V Common Stock, have the greatest voting interest in the Company with over 50% of the voting interest;

•	Legacy WMH’s directors represent the majority of the new board of directors of the Company;

•	Legacy WMH’s senior management is the senior management of the Company; and

•	Legacy WMH is the larger entity based on historical operating activity and has the larger employee base.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021
(in thousands)

	WMH (Historical)	Silver Spike (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Assets
Cash	$19,604	$101	254,203	(a)	$104,529
			(8,750)	(b)
			(30,345)	(c)
			325,000	(d)
			(102)	(f)
			(455,182)	(l)
Accounts receivable, net	7,553				7,553
Prepaid expenses and other current assets	7,344	102	(3,192)	(c)	4,254
Total current assets	34,501	203	81,632		116,336
Marketable securities held in Trust Account	-	254,203	(254,203)	(a)	-
Property and equipment, net	6,892				6,892
Goodwill	3,961				3,961
Intangible assets, net	4,280				4,280
Right of use assets	42,113				42,113
Deferred tax asset	-		157,104	(j)	157,104
Other assets	3,874				3,874
Total assets	$95,621	$254,406	$(15,467)		$334,560

Liabilities
Accounts payable and accrued expenses	$13,496	$3,549	$(3,659)	(c)	$13,386
Deferred revenue	6,189				6,189
Operating lease liabilities, current portion	4,884				4,884
Notes payable to members, current portion	205				205
Promissory note - related party	-	200			200
Total current liabilities	24,774	3,749	(3,659)		24,864
Operating lease liabilities, non-current portion	43,558				43,558
Other long-term liabilities	906				906
Long-term payable under Tax Receivable Agreement	-		133,538	(j)	133,538
Warrant liability	-	141,900			141,900
Deferred underwriting fee payable	-	8,750	(8,750)	(b)	-
Total liabilities	69,238	154,399	121,129		344,766

Commitments and contingencies

Class A ordinary shares subject to possible redemptions		95,006	(95,006)	(e)	-

Stockholders' equity (deficit)/ Members' equity
Preferred stock					-
Ordinary shares
Class A		2	1	(e)	-
			-	(f)
			(3)	(g)
Class B		1	(1)	(g)	-
Common stock
Class A			3	(d)	7
			4	(g)
Class V			7	(i)	7
Members' units	18,809		(18,809)	(l)	-
Additional paid in capital		130,948	(26,908)	(c)	(3,337)
			324,997	(d)
			95,005	(e)
			(102)	(f)
			(125,950)	(h)
			(7)	(i)
			23,566	(j)
			13,200	(k)
			(455,182)	(l)
			17,096	(l)
Retained earnings (accumulated deficit)	7,574	(125,950)	125,950	(h)	(1,034)
			(2,970)	(c)
			(13,200)	(k)
			7,562	(l)
Total stockholders' equity (deficit) attributable to common shareholders / members' equity	26,383	5,001	(35,741)		(4,357)
Noncontrolling interests			(5,849)	(l)	(5,849)
Total stockholders' equity (deficit)/ members' equity	26,383	5,001	(41,590)		(10,206)
Total liabilities and stockholders' equity (deficit)/ members' equity	$95,621	$254,406	$(15,467)		$334,560

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share data)

	WMH (Historical)	Silver Spike (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenues	$41,154	$-			$41,154

Operating expenses
Cost of revenues	1,857	-			1,857
Sales and marketing	9,117	-			9,117
Product development	7,868	-			7,868
General and administrative	13,366	738	(60)	(bb)	13,589
			(455)	(cc)
Depreciation and amortization	1,002	-			1,002
Total operating expenses	33,210	738	(515)		33,433
Income (Loss) from operations	7,944	(738)	515		7,721

Other income (expense):
Interest earned on marketable securities held in Trust Account	-	30	(30)	(aa)	-
Unrealized gain on marketable securities held in Trust Account	-	-			-
Change in fair value of warrant liability		(78,220)			(78,220)
Interest expense	-	-			-
Other expense, net	28	-			28
Total other income (expense)	28	(78,190)	(30)		(78,192)
Income (Loss) before provision for income taxes	7,972	(78,928)	485		(70,471)
Provision for income taxes	241	-	(8,422)	(ff)	(8,181)
Net income (loss)	7,731	(78,928)	8,907		(62,290)
Net income (loss) attributable to noncontrolling interests	-	-	(40,372)	(gg)	(40,372)
Net income (loss) attributable to common shareholders	$7,731	$(78,928)	$49,279		$(21,918)

Basic and diluted weighted average shares outstanding - Class A					63,738,563
Basic and diluted net loss per share - Class A					$(0.34)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	WMH (Historical)	Silver Spike (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenues	$161,791	$-			$161,791

Operating expenses
Cost of revenues	7,630	-			7,630
Sales and marketing	30,716	-			30,716
Product development	27,142	-			27,142
General and administrative	51,127	3,864	(240)	(bb)	65,380
			(2,571)	(cc)
			13,200	(dd)
Depreciation and amortization	3,978	-			3,978
Total operating expenses	120,593	3,864	10,389		134,846
Income (Loss) from operations	41,198	(3,864)	(10,389)		26,945

Other income (expense):
Interest earned on marketable securities held in Trust Account	-	2,258	(2,258)	(aa)	-
Unrealized gain on marketable securities held in Trust Account	-	5	(5)	(aa)	-
Change in fair value of warrant liability		(50,420)			(50,420)
Interest expense	(2)	-			(2)
Other expense, net	(2,366)	-	(2,970)	(ee)	(5,336)
Total other income (expense)	(2,368)	(48,157)	(5,233)		(55,758)
Income (Loss) before provision for income taxes	38,830	(52,021)	(15,622)		(28,813)
Provision for income taxes	-	-	(3,443)	(ff)	(3,443)
Net income (loss)	38,830	(52,021)	(12,179)		(25,370)
Net income (loss) attributable to noncontrolling interests	-	-	(16,507)	(gg)	(16,507)
Net income (loss) attributable to common shareholders	$38,830	$(52,021)	$4,328		$(8,863)

Basic and diluted weighted average shares outstanding - Class A					63,738,563
Basic and diluted net loss per share - Class A					$(0.14)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Silver Spike is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy WMH issuing stock for the net assets of Silver Spike, accompanied by a recapitalization. The net assets of Silver Spike are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Silver Spike’s unaudited balance sheet as of March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus; and

•	Legacy WMH’s unaudited balance sheet as of March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Silver Spike’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus; and

•	Legacy WMH’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Silver Spike’s audited statement of operations for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus; and

•	Legacy WMH’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Silver Spike and Legacy WMH.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Silver Spike and Legacy WMH have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

a	Reflects the reclassification of marketable securities held in the Trust Account that became available following the Business Combination.

b	Reflects the settlement of $8.75 million in deferred underwriting fees.

c
Represents estimated transaction costs incurred by Silver Spike and Legacy WMH of approximately $32.9 million for legal, financial advisory and other professional fees incurred in consummating the Business Combination. Of this amount, approximately:

•	$2.6 million was capitalized within Prepaid expenses and other current assets and paid by Legacy WMH as of March 31, 2021.

•	$0.6 was capitalized within Prepaid expenses and other current assets and accrued within Accounts payable and accrued expenses by Legacy WMH as of March 31, 2021.

•	$3.0 million was accrued by Silver Spike in Accounts payable and accrued expenses as of March 31, 2021 and previously recognized in expense.

•	$30.3 million was reflected as a reduction of cash, which represents the estimated transaction costs of $32.9 million less the $2.6 million previously paid by Legacy WMH.

•
$3.0 million were not capitalized as part of the Business Combination and reflected as a decrease in accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (ee) below.

•
$26.9 million were capitalized and offset against the proceeds from the Business Combination and PIPE subscription financing and reflected as a decrease in additional paid-in capital. This amount represents total estimated transaction costs less: 1) $3.0 million previously recognized in expense by Silver Spike and reclassified to additional paid-in capital in Note 2(h) of this unaudited pro forma condensed combined financial information; and 2) $3.0 million that were not capitalized as part of the Business Combination and reflected as a decrease in accumulated deficit.

d
Reflects the proceeds of $325.0 million from the issuance and sale of 32,500,000 shares of Class A Common Stock at $10.00 per share in the PIPE subscription financing pursuant to the terms of the Subscription Agreements.

e	Reflects the reclassification of $95.0 million of Class A ordinary shares subject to possible redemption to permanent equity.

f
Represents share redemptions of 10,012 shares of Class A ordinary shares for $101,822 allocated to Class A ordinary shares and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.17 per share.

g	Reflects the conversion of Class A ordinary shares and Class B ordinary shares, on a one-for-one basis, into shares of Class A Common Stock upon the Domestication.

h	Reflects the elimination of Silver Spike’s historical accumulated deficit.

i
Reflects the issuance of 65,502,349 shares of Class V Common Stock upon the Closing. The Class V Common Stock, par value $0.0001, entitle their holder to one vote per share but not any right to dividends or distributions.

j
Reflects pursuant to the terms of the tax receivable agreement (1) the estimated deferred tax asset related to the tax basis step-up on the exchange of common units for cash in the Business Combination, and (2) the tax receivable agreement liability for amounts payable to post-merger WMH equity holders for tax benefits received by the Company on the step-up. The adjustment to deferred tax asset was calculated based on the estimated tax basis step-up multiplied by an estimated effective tax rate of 27.98%. The adjustment to long-term payable under Tax Receivable Agreement is 85% of the estimated tax benefit, in accordance with the terms of the tax receivable agreement. The remaining difference between the deferred tax asset and tax receivable agreement liability is reflected as additional paid-in capital.

k
Represents approximately $13.2 million of share-based expense associated with vested Legacy WMH Class B units, which expense will be recorded upon the Closing. The cost expensed through accumulated deficit is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in Note (dd) below.

l
Represents the pro forma adjustment to: 1) reflect the payment of the cash consideration of $455.2 million to the Legacy WMH equity holders, and 2) to present the post-merger WMH units as noncontrolling interest upon the reorganization of the post-combination company into an Up-C structure. The noncontrolling interest adjustment reflects the allocation of the post-combination company’s total equity (deficit) to the holders of post-merger WMH units approximate 57.3% economic interest in the post-combination company, as follows:

	Total Stockholders' Equity (100%)	Noncontrolling Interest (57.3%)	Common Stockholders' Equity (42.7%)

Historical Legacy WMH members' equity	$26,383	$15,114	$11,269
Historical Silver Spike total stockholders' equity	5,001	2,865	2,136
Class A common stock issued in the PIPE subscription financing	325,000	186,186	138,814
Reclass of redeemable public shares to permanent equity	95,006	54,427	40,579
Redemption of public shares	(102)	(58)	(44)
Payment of transaction costs	(29,878)	(17,117)	(12,761)
Equity adjustment related to deferred tax asset and Tax Receivable Agreement liabilitiy	23,566	13,501	10,065
Payment of aggregate cash consideration	(455,182)	(260,767)	(194,415)
	$(10,206)	$(5,849)	$(4,357)

The adjustment to noncontrolling interest was recorded with an offset: (1) to eliminate WMH equity holders’ units balance of $18.8 million; (2) to retained earnings for $7.6 million, representing the portion of the share-based expense in Note (k) allocated to noncontrolling interests; and (3) to additional paid-in capital for the residual amount of $15.3 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 as follows:

aa	Represents pro forma adjustment to eliminate interest income and unrealized gains on marketable securities held in the Trust Account.

bb
Represents pro forma adjustment to eliminate historical expenses related to Silver Spike’s office space, administrative and support services paid to the sponsor, which terminated upon consummation of the Business Combination.

cc
Reflects pro forma adjustment to eliminate transaction costs expensed by Silver Spike during the three months ended March 31, 2021 and year ended December 31, 2020, which will be capitalized as part of the Business Combination or recognized in expense in Note (ee) below.

dd
Represents approximately $13.2 million of share-based expense associated with vested Legacy WMH Class B units, which expense is recorded upon the Closing. These costs are reflected as incurred on January 1, 2020, the date the Business Combination occurred for purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

ee
Reflects estimated transaction costs allocated to the public and private placement warrant liabilities that are assumed as part of the Business Combination. These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

ff	Represents the pro forma adjustment for income taxes, applying an estimated statutory tax rate of 27.98%.

gg
Represents the pro forma adjustment to allocate net loss to the noncontrolling interests. As the provision for income taxes was all attributable to common shareholders, the allocation of net loss to the noncontrolling interests was determined using Loss before provision for income taxes, as follows:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020

Loss before provision for income taxes	$(70,471)	$(28,813)
Economic interest held by noncontrolling interest holders	57.3%	57.3%
Net loss attributable to noncontrolling interests	$(40,372)	$(16,507)

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the PIPE subscription financing, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the PIPE subscription financing have been outstanding for the entire periods presented.

	Three Months Ended March 31, 2021	Year Ended December 31, 2020

Pro forma net loss attributable to common shareholders (in thousands)	$(21,918)	$(8,863)
Pro forma weighted average shares outstanding, basic and diluted - Class A	63,738,563	63,738,563
Pro forma net loss per share, basic and diluted - Class A (1)(2)	$(0.34)	$(0.14)

Pro forma weighted average shares calculation, basis and diluted - Class A
Silver Spike public shareholders - Class A	24,988,563	24,988,563
Holders of founder shares - Class A	6,250,000	6,250,000
Subscription investors - Class A	32,500,000	32,500,000
	63,738,563	63,738,563

(1)
Shares of Class V Common Stock will not share in the earnings or losses of the Company and are therefore not participating securities. As such, separate calculations of basic and diluted net loss per share for Class V Common Stock under the two-class method has not been presented.

(2)
For the purpose of calculating diluted net loss per share, it was assumed that all outstanding public and private placement warrants are exchanged for shares of Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted net loss per share.